Code of Ethics

|NOVEMBER 2021|

Further Informatio n	29

Statement of General Polic y

This Code of Ethics (“Code”) has been adopted by One River Asset Management, LLC (“One River”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

This Code establishes rules of conduct for all employees of One River and is designed to, among other things govern personal securities trading activities in the accounts of employees, immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that One River and its employees owe a fiduciary duty to One River's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. One River is a registered investment advisors and is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (the “CFTC”) and a member of the National Futures Association (the “NFA”).

The Code is designed to ensure that the high ethical standards long maintained by One River continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both One River and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the One River has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

One River and its employees are subject to the following specific fiduciary obligations when dealing with clients:

• The duty to have a reasonable, independent basis for the investment advice provided;

• The duty to obtain best execution for a client’s transactions where the firm is in a position to direct brokerage transactions for the client;

• The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

• A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, One River expects every employee to demonstrate the highest standards of ethical conduct for continued employment with One River. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with One River. One River's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice from, the Chief Compliance Officer (“CCO”), for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with One River.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of One River in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. The CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

The CCO will periodically report to senior management/members of One River to document compliance with this Code.

Definition s

For the purposes of this Code, the following definitions shall apply:

• "1933 Act" means the Securities Act of 1933, as amended.

• "1934 Act" means the Securities Exchange Act of 1934, as amended.

• "Access Person" means any supervised person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund our firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic. It is specifically noted that One River has determined that all employees are treated as Access Persons.

• "Account" means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest, controls or exercises investment discretion.

• "Advisers Act" means the Investment Advisers Act of 1940, as amended.

• "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (of from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

• "Beneficial interest" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

• "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

• "Chief Compliance Officer" (“CCO”) refers to the Chief Compliance Officer of One River, Will Wallin.

• "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

• "Initial public offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

• "Inside information" means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the 'total mix' of information available.

"Insider" is broadly defined as it applies to One River's Insider Trading policy and procedures. It includes our firm's officers, members and employees. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of the company's affairs and, as a result, are given access to information solely for One River's purposes. A temporary insider can include, among others, One River's attorneys, accountants, consultants, and the employees of such organizations. Furthermore, One River may become a temporary insider of a client it advises or for which it performs other services. If a client expects One River to keep the disclosed non-public information confidential and the relationship implies such a duty, then One River will be considered an insider.

• "Insider trading" is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an "insider") or to the communication of material, non-

public information to others. In Salman v. United States, No. 15-628, the Supreme Court clarified the scope of the “personal benefit” prong of tipper/tippee liability for insider trading by unanimously confirming Bassam Salman’s conviction for trading on inside tips from relatives, ruling that tips passed between relatives and friends are illegal even if the insider receives no pecuniary benefit.

• "Investment person" means any Access Person of One River who, in connection with his/her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager's decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls One River and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.

• "Investment-related" means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker- dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

• "Limited offering" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505, or Rule 506 under the Securities Act of 1933.

• "Private fund" means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for section 3(c)(1) or 3(c)(7) of that Act.

• "Registered fund" means an investment company registered under the Investment Company Act.

• "Reportable fund" means any registered investment company, i.e., mutual fund, for which our firm, or a control affiliate, acts as investment adviser, as defined in section 2(a) (20) of the Investment Company Act, or principal underwriter.

• "Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless One River or a control affiliate acts as the investment adviser or principal underwriter for the fund; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless One River or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (vi) 529 Plans, unless One River or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.

For the avoidance of doubt, it should be noted that exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs), initial public offerings (“IPOs”) and limited or private offerings – including (but not limited to) private funds (such as hedge funds, private equity funds, etc.) – are also reportable securities.

The following transactions in bitcoin and other virtual currencies (or instruments that involve bitcoin and other virtual currencies) are also deemed to be reportable securities: (a) investment vehicles that hold or transact in virtual currencies; (b) initial coin offerings (“ICOs”); and (c) certain mining contracts, determined on a case-by-case basis.

Specifically, mining contracts and other virtual currencies may be deemed reportable securities depending on the nature of the transaction or contract involving such instruments. If the transaction or contract qualifies as an “investment contract,” it would be deemed a security that needs to be reported by Access Persons. Whether the transaction constitutes an “investment contract” is based on the “Howey Test.” Under the Howey Test, an investment contract is a “contract, transaction, or scheme whereby a person invests his money in a common enterprise and is led to expect profits solely from the efforts of the promoter or a third party.” In July 2017, the SEC announced that cryptocurrency tokens could be deemed a security if they are blockchain-based and meet the Howey Test criteria. The Howey Test/investment contract criteria was applied and found where there was an investment of money

(cryptocurrencies included) in a token with an expectation of profits (dividend or simple value increase) derived from the managerial efforts of other people.

In general, unless a security or investment instrument is included among the exceptions referenced in points (i) – (vi) above, the presumption should be that such security/investment instrument is a reportable security.

• "Supervised person" means any members, officers and partners of One River (or other persons occupying a similar status or performing similar functions); employees of One River; and any other person who provides advice on behalf of One River and is subject to One River's supervision and control.

Standards of Business Conduc t

One River places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect.

The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all Access Persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A-1 of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all One River's Access Persons as defined herein. These procedures cover transactions in a reportable security in which an Access Person has a beneficial interest in or accounts over which the Access Supervised person exercises control as well as transactions by members of the Access Person’s immediate family and/or household.

Section 206 of the Advisers Act makes it unlawful for One River or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

Prohibition Against Insider Tradin g

Introductio n

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Access Persons and One River to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, Access Persons and One River may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by Access Persons of One River and their immediate family members/household.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Polic y

No Access Person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by One River), while in the possession of material, nonpublic information, nor may any Access Person of One River communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact- specific inquiry. For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to One River's securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by One River (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

a. Report the information and proposed trade immediately to the CCO.

b. Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.

c. Do not communicate the information inside or outside the firm, other than to the CCO.

d. After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action. This high degree of caution will protect you, our clients, and the firm.

4. Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an Access Person of One River or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, One River must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Access Persons of One River and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted List

Although One River does not typically receive confidential information from portfolio companies, it may, if it receives such information, take appropriate procedures to establish restricted or watch lists in certain securities.

The CCO may place certain securities on a “restricted list.” Access Persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed. Securities issued by companies about which a number of Access Persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. The CCO shall take steps to immediately inform all Access Persons of the securities listed on the restricted list.

7. Expert Networks

As of the date of this Code, One River does not use “expert networks.” Although One River does not anticipate contracting with an expert network, if it does so One River will develop policies and procedures related to the use of expert networks and engagement with expert network consultants.

8. Value Added Investors

Although the term value-added investor is not defined in the Advisers Act or elsewhere, it is generally understood to refer to an investor who may provide some benefit to the adviser (such as industry expertise or access to individuals in the investor’s network) beyond just the value of their investment. Examples of such investors could include, without limitation, executive-level officers or directors of a company, or personnel that are affiliated with other investment advisers and/or private funds.

Due to the nature of their position, such investors may possess material nonpublic information.

Considering the nature of One River’s investor positions, it seems unlikely that One River may incur the risk described above. However, Access Persons of One River should remain alert to the possibility that they could inadvertently come into possession of material nonpublic information when communicating with a known value-added investor and refrain from discussing potentially sensitive topics (e.g., specific information about the investor’s employer).

If there is any question as to whether information received from an investor could be Material Nonpublic Information, Access Persons are expected to notify the CCO immediately, and otherwise to act in accordance with the procedures described above.

Personal Securities Transaction s

One River has adopted the following principles governing personal investment activities by One River's Access Persons:

Personal Trading Policy Procedure s

I. Introduction

The Investment Advisers Act of 1940 requires that all employees follow established policies and procedures which involve advanced approval of securities transactions, and reporting of such holdings to the advisor. The following personal trading policy (the "Policy") deals with your requirements for compliance.

II. Covered Persons (Access Persons)

This Policy applies to every Access Person of One River (“One River”) and their immediate family members sharing the same household. As noted above, all employees of One River are deemed to be Access Persons and therefore subject to this Policy.

Immediate family members include an Access Person’s spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law, or sister- in-law, and any adoptive relationship so long as such immediate family members share the same household as the Access Person.

III. Procedures for Trading Securities Pre-clearance

Access Persons must obtain the prior written approval (“pre-clearance”) of the CCO or Designated Person prior to engaging in any of the following transactions:

• Transactions in any reportable security, except for:

Transactions in ETFs and ETNs with market capitalizations of greater than $50 million.

• Transactions involving IPOs or ICOs; and

• Limited Offerings (which include private or restricted offerings, and interests in One River’s Funds).

• Digital Assets: Any Access Person who wishes to purchase, acquire or sell any asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, virtual currencies, cryptocurrencies, digital “coins” or “tokens” (“Digital Assets”), should consult with the CCO as to whether such Digital Asset would be considered a Security, and specifically a “Digital Security”, for purposes of this policy. A Digital Asset is likely to be considered a Digital Security if it is offered and sold as an investment contract. If the CCO determines that such Digital Asset should be considered a Digital Security, the Digital Asset will be considered a Reportable Security for purposes of this policy.

Approved Pre-Clearance requests shall remain valid until market close on the day following the grant of approval. For all approved trades, Access Persons must generally hold the security subject to the Pre-Clearance for at least 30 days following the date of purchase (“30 Day Holding Period”). On a case by case basis, the CCO may waive or vary the 30 Day Holding Period.

All pre-clearance requests must be submitted via the online compliance platform utilized by One River -

“ComplianceELF.” It should be noted that One River does not require Access Persons who purchase/sell interests or shares of the One River Funds to pre-approve such transactions or disclose such transactions in a Quarterly Transaction Report. Instead, the Access Person’s respective Subscription Agreement or withdrawal/redemption notice will serve as transactional notice to and approval by One River.

Although Access Persons should always strive to adhere to the Code of Ethics, it should be noted that Access Persons are permitted to sell a position without Pre-clearance in the event the position is down by 10% or more. If an Access Person engages in such a transaction, he or she should notify the CCO of the transaction as soon as possible.

IV. Prohibited Transaction

No Access Person may engage in transactions involving issuers listed on the restricted list or which One River possesses material non-public information.

V. Violations of the Policy

Any trading-related violation of this Policy, including any pre-clearance violation can result in additional penalties ranging from cancellation of the offending trade to termination of your employment.

VI. Monitoring and Review of Personal Securities Transactions

The CCO, or a designee, will monitor and review all reports required under the Code for compliance with One River's policies regarding personal securities transactions and applicable SEC rules and regulations. The CCO may also initiate inquiries of Access Persons regarding personal securities trading. Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed One River. Any transactions for any accounts of the CCO will be reviewed and approved by the Chief Operating Officer, or other designated supervisory person. The CCO shall at least annually identify all Access Persons who are required to file reports pursuant to the Code and will inform such Access Persons of their reporting obligations.

Compliance Procedure s

Reporting Requirement s

Every Access Person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO which must contain the information described below. It is the policy of One River that each Access Person must provide either physical or electronic copies of their brokerage firm(s) account statements showing all securities transactions to the CCO quarterly. All Access Persons are strongly encouraged to submit all reports referenced below via ComplianceELF.

1. Initial Holdings Report

Every Access Person shall, no later than ten (10) days after the person becomes an Access Person, file an initial holdings report containing the following information:

• The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Access Person had any direct or indirect beneficial interest ownership when the person becomes an Access Person;

• The name of any broker, dealer or bank, account name, number and location with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

• The date that the report is submitted by the Access Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an Access Person.

2. Annual Holdings Report

Every Access Person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of December 31 of the most recently concluded calendar year.

Every Access Person shall, following the annual company review, verify that they have received statements for all active accounts, and no new accounts have been opened.

3. Quarterly Transaction Reports

Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the Access Person had any direct or indirect beneficial ownership:

• The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

• The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

• The price of the reportable security at which the transaction was effected;

• The name of the broker, dealer or bank with or through whom the transaction was effected; and

• The date the report is submitted by the Access Person.

4. Exempt Transactions

An Access Person need not submit a report with respect to:

• Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

• Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan;

• A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that One River holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

• Any transaction or holding report if One River has only one Access Person, so long as the firm maintains records of the information otherwise required to be reported.

• Non-Reportable Securities.

• “Broker Discretionary Accounts” means any account that has the ability to hold securities where the Access Person or the Access Person’s associated persons do not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such account. For each Broker Discretionary Account, on no less than an annual basis, Access Persons are required to certify, via ComplianceELF, that he/she does not have authority, directly or indirectly, to influence, direct or effect specific investment decisions in such accounts. Transactions in Broker Discretionary Accounts need not be pre-approved by the CCO. Access Persons do remain subject, however, to applicable laws and regulations, including insider trading laws. To the extent that an Access Person maintains a Broker Discretionary Account, such Access Person and his/her broker, investment adviser or other person exercising control over such accounts, will be required to provide a certification that the Access Person does not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such account. Access Persons provide such certification via ComplianceELF, but the broker, investment adviser or other person exercising control over such account(s) must provide signed documentation attesting that the Access Person has no discretion.

5. Monitoring and Review of Personal Securities Transactions

The CCO, or a designee, will monitor and review all reports required under the Code for compliance with One River's policies regarding personal securities transactions and applicable SEC rules and regulations. The CCO may also initiate inquiries of Access Persons regarding personal securities trading. Access Person are required to cooperate with such inquiries and any monitoring or review procedures employed One River. Any transactions for any accounts of the CCO will be reviewed and approved by the Chief Operating Officer, or other designated supervisory person. The CCO shall at least annually identify all Access Person who are required to file reports pursuant to the Code and will inform such Access Person of their reporting obligations.

Protecting the Confidentiality of Client Informatio n

Confidential Client Informatio n

In the course of investment advisory activities of One River, the firm gains access to non-public information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by One River to clients, and data or analyses derived from such non-public personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to One River's current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Informatio n

All information regarding One River's clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction. One River does not share Confidential Client Information with any third parties, except in the following circumstances:

• As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. One River will require that any financial intermediary, agent or other service provider utilized by One River (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by One River only for the performance of the specific service requested by One River;

• As required by regulatory authorities or law enforcement officials who have jurisdiction over One River, or as otherwise required by any applicable law. In the event One River is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, One River shall disclose only such information, and only in such detail, as is legally required;

• To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilitie s

All Access Persons are prohibited, either during or after the termination of their employment with One River, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. An Access Person is permitted to disclose Confidential Client Information only to such other Access Persons who need to have access to such information to deliver the One River's services to the client.

Access Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with One River, must return all such documents to One River.

Any Access Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Informatio n

One River enforces the following policies and procedures to protect the security of Confidential Client Information:

• The One River restricts access to Confidential Client Information to those Access Persons who need to know such information to provide One River's services to clients;

• Any Access Person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

• All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

• Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Access Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Polic y

As a registered investment adviser, One River and all Access Persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients. 'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P One River has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policie s

The CCO is responsible for reviewing, maintaining and enforcing One River's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies. Any exceptions to this policy require the written approval of the CCO.

Gifts and Entertainment

Giving, receiving or soliciting gifts or benefits in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. One River has adopted the policies set forth below to guide Access Persons in this area. All Access Persons are strongly encouraged to submit all reports referenced below via ComplianceELF.

General Polic y

One River's policy with respect to gifts and entertainment is as follows:

• Giving, receiving or soliciting gifts or benefits in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;

• Access Persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving One River, or that others might reasonably believe would influence those decisions;

• Generally, modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is generally permissible;

• Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirement s

• Gifts: Any Access Person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of One River, including gifts and gratuities with value in excess of $250 (measured on a per person basis if more than one Supervised Person is involved) must provide prompt notification to the CCO upon receiving such gift. The CCO may (but need not) require that any such gifts be declined, returned or donated to a charitable organization or that the third party be compensated (by the Access Person) for the value of the benefit received. In addition Access Persons must obtain the prior approval of the CCO prior to giving any gifts in excess of $250 to any third party business contact. Records of all such gifts and approvals will be maintained in ComplianceELF.

• Entertainment: With respect to bona fide dining or entertainment (i.e. business meals, sporting events, etc., where business matters are actually discussed AND where such business or potential business counterparties are present) the prior approval and notification limits are $500 (in the aggregate per Access Person per third party business contact per year).

Examples of such third-party business contacts/counterparties include (but are not limited to) Deutsche Bank equity sales, Deutsche Bank fixed income sales, Deutsche Bank FX sales, and Deutsche Bank prime brokerage – each a unique third-party business contact.

• Union personnel/ ERISA plans: Union personnel, including personnel associated with pension and ERISA plans (during the course of marketing or for other reasons) may be subject to various restrictions and/or be required to file certain reports in connection with the provision or receipt of gifts and entertainment. Similarly there could be reporting and other obligations for One River associated with such gifts/entertainment. To ensure that One River is able to monitor its obligations in this area, any gifts or entertainment provided to or received from such parties must be pre-cleared with the CCO regardless of value.

• No cash: Access Persons are prohibited from receiving or giving gifts of cash or cash equivalents (i.e., gift certificates).

• This gift and entertainment reporting requirement is for the purpose of helping One River monitor the activities of its Access Persons. However, the reporting of a gift or entertainment does not relieve any Access Person from the obligations and policies set forth in this section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the CCO.

Notification and/or Approval of Outside Activities

In addition to pre-clearance and reporting requirements that are applicable to Access Persons related to personal securities transactions (as set forth above), all Access Persons will need to seek the approval of the CCO prior to engaging in business activities outside of his or her employment at One River. The purpose of this request is to make sure that One River is able to identify and address possible conflicts of interest. Access Persons will need to provide information about: (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities. While Appendix A is attached hereto for pre-clearance purposes, Access Persons are strongly encouraged to submit all pre- clearances via ComplianceELF.

All Access Persons will also be required to annually update One River of his or her outside business activities and any relationships with “insiders” of publicly-traded companies. While Appendix B is attached hereto for the annual update to Access Persons’ outside activities, Access Persons are strongly encouraged to submit all pre-clearances via ComplianceELF.

Access Persons should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. However, Access Persons will still need to summarize/update such activities on the annual update form. In determining whether an outside activity (business or non-profit) should be pre-cleared/disclosed, Access Persons should consider the following factors: (i) do you receive some type of compensation for your services; (ii) does the outside activity in any way relate to business; (iii) does the activity take up more than 10 hours a week of your time; or (iv) are you an officer, director or trustee of the organization? If you answered yes to any of the following questions, this activity will likely need to be pre-cleared/reported. Please see the CCO with any questions.

Disciplinary Questionnair e

To ensure that update One River is able to monitor its Access Persons in a manner that will allow it to fulfill its fiduciary responsibilities to its Clients and be in a position to properly complete regulatory filings (if and when required), all Access Persons are required to complete the form of disciplinary questionnaire via ComplianceELF, or contained in Appendix C, to this Code and will be requested to update the questionnaire on an annual basis.

Political Contributions

General Polic y

Rule 206(4)-5 of the Advisers Act is designed to curtail the influence of “pay to play” practices by investment advisers with respect to government entities, including all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds. To ensure One River is able to monitor the political contributions of its “Covered Associates” (which in One River’s case, includes all managing members, officers and employees of the firm) and itself (if any), One River has adopted: (i) a pre-clearance policy for political contributions; and (ii) an annual reporting policy. Political contributions subject to this policy include ALL political contributions to:

• incumbents, candidates or successful candidates for elective office of a federal, state or local government entity (this includes contributions to a federal candidate who is a state or local official at the time of the contribution – i.e., a Governor running for U.S. Senate – contributions to federal candidates will generally be permitted provided that the candidate does not currently hold a state or local position);

• political parties;

• political action committees; and

• state or local political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code.

Contributions include donations, gifts, subscriptions, loans, advances, and deposits of money or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election.

Rule 206(4)-5 defines a government entity as any state or political subdivision of a state, including: (a) any agency, authority, or instrumentality of the state or political subdivision; (b) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund; (c) a plan or program of a government entity; and (d) Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

Covered Associates should carefully review the relationship between One River and political parties, candidates, and causes to identify any potential conflicts of interest prior to making political contributions. If you have any question about whether a political contribution raises a conflict of interest that may implicate One River, you must discuss such contributions with the Chief Compliance Officer (or his designee) PRIOR to making the political contribution.

Pre-Clearance Requirement s

Any political contributions of a Covered Associate must be pre-cleared by the Chief Compliance Officer, IN ADVANCE, via ELF.

By way of background, One River has instituted this pre-clearance process so as to avoid any instances whereby political contributions by One River (including Covered Associates) could be considered an attempt to influence the award of an investment advisory contract by a government entity. If One River is ever deemed to have made a political contribution to an elected official who is in a position to influence the selection of One River as an investment adviser, then One River will be prohibited from receiving compensation from a government entity for a period of two (2) years following the date of such political contribution. This includes both direct fee compensation (from a separately managed client) and compensation stemming from a government entity’s investment in the Funds.

Such pre-clearance requests must be completed via ComplianceELF.

Annual Reporting Requirement s

One River is required to keep records of ALL contributions made by One River and Covered Associates to state and local government officials (including candidates) and to political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code. As such, Covered Associates will be required to disclose all political contributions made on an annual basis by submitting the appropriate form on ComplianceELF.

New Employee s

In accordance with the “look back” provision of Advisers Act Rule 206(4)-5, upon becoming a Covered Associate, Covered Associates will be required to disclose all political contributions made to state and local government officials (including candidates) and to political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code, during the 2 years prior to becoming a Covered Associate. New Covered Associates will disclose such political contributions via ComplianceELF.

Prohibition s

It is specifically noted that Covered Associates are expressly prohibited from engaging in the following political contribution activities:

(1) Asking another person or political action committee to:

(a) Make a contribution to an elected official (or candidate for the official’s position) who can influence the selection of One River as an investment adviser; or

(b) Make a payment to a political party of the state or locality where One River is seeking to provide investment advisory services to such state or local government.

(2) Directing or funding political contributions through third parties, such as spouses, lawyers or companies affiliated with One River, if such political contributions would violate this policy if done directly by the Covered Associate.

Recordkeeping Requirements – Political Contribution s

One River is required to keep records of contributions made by One River and Covered Associates to state and local government officials (including candidates) and to political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code. One River’s records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to Rule 206(4)-5’s exception for certain returned contributions.

One River is also required to keep a list of its Covered Associates, and the government entities to which One River has provided advisory services in the past five years. Similarly, One River must maintain a list of government entities that invest, or have invested in the past five years, in the Funds. Regardless of whether it currently has a government client, One River must also keep a list of the names and business addresses of each regulated person to whom One River provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

Rumor Mongering

Spreading false rumors to manipulate the market is illegal under U.S securities laws. Moreover, this type of activity is considered by regulators to be a highly detrimental form of market abuse damaging both investor confidence and companies constituting important components of the financial system. This form of market abuse is vigorously investigated and prosecuted. Although there may be legitimate reasons to discuss rumors under certain circumstances; for example, to attempt to explain observable fluctuations in the market or a particular issuer’s share price, the dissemination of false information in the market in order to capitalize on the effect of such dissemination for personal or client accounts is unethical and will not be tolerated. Firms are required to take special care to ensure that its personnel neither generate rumors nor pass on rumors to clients or other market participants in an irresponsible manner.

Even where a rumor turns out to be true, among other things, trading on unsubstantiated information also creates a risk that the firm may trade on inside information which was leaked in violation of the law.

General Polic y

It is One River's policy that unverified information be communicated responsibly, if at all, and in a manner which will not distort the market. No Access Person of One River shall originate a false or misleading rumor in any way, or pass-on an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

Communications issued from One River should be professional at all times, avoiding sensational or exaggerated language. Factual statements which could reasonably be expected to impact the market should be carefully verified, if possible, before being issued in accordance with the procedures set forth below. Verification efforts should be documented in writing and maintained in the firm’s records.

These guidelines apply equally to written communications, including those issued via Bloomberg, instant messaging, email, chat rooms or included in published research notes, articles or newsletters, as well as to verbal communications. Statements which can reasonably be expected to impact the market include those purporting to contain factual, material or non-public information or information of a price-sensitive nature. The facts and circumstances surrounding the statement will dictate the likelihood of market impact.

For example, times of nervous or volatile markets increase both the opportunity for and the impact of rumors. If an Access Person is uncertain of the likely market impact of the dissemination of particular information, he/she should consult the CCO or a member of senior management.

What is a Rumor? In the context of this policy, "rumor" means either a false or misleading statement which has been deliberately fabricated or a statement or other information purporting to be factual but which is unsubstantiated. A statement is not a rumor if it is clearly an expression of opinion, such as an analyst’s view of a company’s prospects. Rumors often originate from but are not limited to Internet blogs or bulletin boards among other sources.

When is a Rumor Unsubstantiated? In the context of this policy, a rumor is unsubstantiated when it is:

• not published by widely circulated public media, or

• the source is not identified in writing, and

• there has been no action or statement by a regulator, court or legal authority lending credence to the rumor, or

• there has been no acknowledgement or comment on the rumor from an official spokesperson or senior management of the issuer.

When May a Rumor Be Communicated? Rumors may be discussed legitimately within the confines of the firm, for example, within an Investment Committee Meeting, when appropriate, for example, to explain or speculate regarding observable market behavior.

A rumor may also be communicated externally, that is, with clients or other market participants such as a broker or other counterparty, only:

• as set forth in these procedures,

• when a legitimate business purpose exists for discussing the rumor.

Legitimate Business Purposes for Communicating a Rumor Externally: Legitimate business purposes for discussing rumors outside of the confines of the firm include:

• when a client is seeking an explanation for erratic share price movement or trading conditions of a security which could be explained by the rumor, or

• discussion among market participants seeking to explain market or trading conditions or one’s views regarding the validity of a rumor.

Form in Which Rumor Can Be Communicated Externally: Where a legitimate business purpose exists for discussing a rumor externally, care should be taken to ensure that the rumor is communicated in a manner that:

• provides the origin of the information (where possible);

• gives it no additional credibility or embellishment;

• makes clear that the information is a rumor; and

• makes clear that the information has not been verified.

Trading: Where a decision to place a trade in a client account is based principally on a rumor, the portfolio manager or trader must obtain the prior approval of a member of senior management.

Reporting & Monitoring: In order to ensure compliance with this policy, One River may seek to uncover the creation and/or dissemination of false or misleading rumors by Access Persons for the purpose of influencing the market price of the security through targeted monitoring of communications and/or trading activities. For example, the CCO may proactively select and review random emails or conduct targeted word searches of emails, or Bloomberg/instant messages. He/she may also flag trading pattern anomalies or unusual price fluctuations and retrospectively review emails, phone calls, Bloomberg/instant messages, etc. where highly unusual and apparently fortuitous profit or loss avoidance is uncovered.

Access Persons are required to report to the CCO or a member of senior management when he/she has just cause to suspect that another Access Person of One River has deliberately fabricated and disseminated a false or misleading rumor or otherwise communicated an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

Service as an Officer or Director

No Access Person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the CCO or a designated supervisory person based upon a determination that any such board service or officer position would be consistent with the interest of One River's clients. Where board service or an officer position is approved, One River shall implement a “Chinese Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

Anti-Corruption Practices

Firms that engage in business activities outside of the United States may be subject to additional laws and regulations, including among others, the U.S. Foreign Corrupt Practices Act of 1977 as amended (the "FCPA") and the U.K. Bribery Act 2010 (the "Bribery Act"). Both these laws make it illegal for U.S. citizens and companies, including their employees, directors, stockholders, agents and anyone acting on their behalf (regardless of whether they are U.S. citizens or companies), to bribe non-U.S. government officials. The Bribery Act is more expansive in that it criminalizes commercial bribery and public corruption, as well as the receipt of improper payments.

General Polic y

Every Access Person has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. Senior management has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all Access Persons are not only expected to, but are required to promptly report their concerns about potentially illegal conduct as well as violations of our company’s policies to a member of the firm's senior management and/or the Chief Compliance Officer.

• Because of regulatory implications, employees are prohibited from providing anything of value to a foreign government official without first obtaining approval from a designated officer of the firm.

• Employees are prohibited from making any facilitation payments.

• No employee will suffer any adverse consequences for refusing to pay bribes—even if that may result in the loss of business.

• Employees should contact the CCO or other designee directly with any questions concerning the firm's practices (particularly when there is an urgent need for advice on difficult situations in foreign jurisdictions).

• Internal reports will be handled promptly and discretely, with the overall intent to maintain the anonymity of the individual making the report. When appropriate, investigations of such reports may be conducted by independent personnel.

• Employees are required to provide annual written certification of his/her commitment to abide by the firm's anti-corruption policy.

• Employees are required to promptly report to the CCO or other designated officer any incident or perceived incident of bribery; consistent with our firm's Whistleblower reporting procedures; such reports will be investigated and handled promptly and discretely.

Violations of the firm's anti-corruption policies may result in disciplinary actions up to and including termination of employment.

Whistleblower Policy

As articulated in this Code's Statement of General Policy and Standards of Business Conduct, central to our firm's compliance culture is an ingrained commitment to fiduciary principles. The policies and procedures set forth here and in our Compliance Manual, and their consistent implementation by all Access Persons of One River evidence the firm's unwavering intent to place the interests of clients ahead of self-interest for One River, our management and staff.

Every employee has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Firm's CCO or a similarly designated officer, has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all Access Persons are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations of our company’s policies.

Reporting Potential Misconduc t

To ensure consistent implementation of such practices, it is imperative that Access Persons have the opportunity to report any concerns or suspicions of improper activity at the firm (whether by an Access Person or other party) confidentially and without retaliation.

One River's Whistleblower Policy covers the treatment of all concerns relating to suspected illegal activity or potential misconduct.

Access Persons may report potential misconduct by submitting a 'Report a Violation' form. By default, the report will be submitted anonymously unless the individual unchecks the box that indicates the sender wishes to remain anonymous. Reports of violations or suspected violations must be reported to the CCO or to other designated members of senior management. Access Persons may report suspected improper activity by the CCO to the firm’s other senior management. If a potential violation involves the CCO, Employees should contact Ian Malloch.

Responsibility of the Whistleblowe r

A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this manual or the firm’s Code of Ethics. A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activit y

The firm will take seriously any report regarding a potential violation of firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known. Access Persons are to be assured that the firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable One River to conduct a comprehensive investigation of reported misconduct, Access Persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating information pertaining to the scope and/or status of such reviews.

No Retaliation Polic y

It is the firm’s policy that no Access Person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences. An Access Person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. An Access Person who believes she/he has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or to the Firm's other senior management in the event the concern pertains to the CCO.

In order to ensure compliance with non-retaliation provisions of applicable whistleblower laws and regulations (including, but not limited to, Securities Exchange Act Rule 21F-17), One River will ensure that each confidentiality, severance or other type of employment-related agreement (as applicable) One River enters into with an Access Person (or supplement thereto) shall include language substantially similar to the following:

Nothing in this [agreement] shall prohibit [Access Person] from reporting possible violations of federal or state laws or regulations to any federal or state governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state laws or regulations. I do not need the prior authorization of One River or any affiliate thereof to make any such reports or disclosures and I am not required to notify One River that I have made such reports or disclosures.

Notwithstanding any of the above, it should be noted that the act of making allegations maliciously, recklessly, with gross negligence or foreknowledge that such allegations are false will be viewed as a serious offense and may result in discipline (including without limitation termination of employment and civil or criminal liability). This policy is not intended to impede any Access Person’s ability to exercise his or her legal right to file a whistleblower claim with the SEC, CFTC or any other government agency that regulates One River.

Reporting Violations and Sanctions

All Access Persons shall promptly report to the CCO or an alternate designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The CCO shall promptly report to senior management all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his/her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

Records

The CCO shall maintain and cause to be maintained in a readily accessible place the following records:

• A copy of any Code of Ethics adopted by the firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

• A record of any violation of One River's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

• A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, an Access Person which shall be retained for five years after the individual ceases to be a Access Person of One River;

• A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

• A list of all persons who are, or within the preceding five years have been, Access Persons;

• A record of any decision and reasons supporting such decision to approve an Access Persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Acknowledgements and Disclosures

Initial Certificatio n

All Access Persons will be provided with a copy of the Code and must initially certify ComplianceELF that they have:

(i) received a copy of the Code;

(ii) read and understand all provisions of the Code;

(iii) agreed to abide by the Code; and

(iv) reported all account holdings as required by the Code.

Acknowledgement of Amendment s

All Access Persons shall receive any amendments to the Code and must certify to the CCO via ComplianceELF that they have:

(i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification and Disclosure :

All Access Persons must annually certify via ComplianceELF to the CCO that they have:

(i) read and understood all provisions of the Code;

(ii) complied with all requirements of the Code; and

(iii) submitted all holdings and transaction reports as required by the Code.

(iv) disclose outside business activities; and

(v) complete disciplinary questionnaire.

Further Informatio n

Access Persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

APPENDIX A

REQUEST FOR APPROVAL FOR OUTSIDE ACTIVITIES

Instructions:

Background Information:

1. Name of Firm / Description of Proposed Outside Activity:

2. Will One River Asset Management name be used in connection with such activity (e.g. included in a biography)?

Yes No

3.

Will you have a position as an officer or director? Yes No

3a. If “yes” to 3 above, will such organization maintain an officer’s and director’s liability insurance policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details):

4. Duties in connection with such outside activity:

5. Estimated time spent on such activity (yearly basis):

6.

Will you or any related party receive any economic benefit from participation in such outside activity? Yes No

6a. If “yes,” description of economic benefit:

I represent that such activity does not violate any law or regulation, will not or does not interfere with my responsibilities to One River, compete with or conflict with any interest of One River. I hereby represent that I will bring to the attention of One River potential conflicts of interest that arise due to such activity.

Name:

Date:

COMPLIANCE REVIEW:

Approved Denied

Name:

APPENDIX B

OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT

Instructions:

Outside Affiliations:

1. Please input information about other businesses (whether for profit or non-profit) in which you are engaged (i.e. take an active role):

Name of Business Role

Name of Business Role

OR

I do not take an active role in any other business.

2. Please input information about entities (whether for profit or non-profit) by which you are employed or receive compensation:

Name of Entity Affiliation or Title

Name of Entity Affiliation or Title

OR

I am not employed or receive compensation from any other entities.

3. Please input information about organizations (whether for profit or non-profit) in which you are an officer, director, partner or Access Person:

Name of Entity	Affiliation or Title	Public Company (yes/No)

OR

I am not an officer, director, partner or Access Person in any organizations.

4. Describe any financial interest you have with any other entity (whether for profit, civic, non-profit or family related) not otherwise disclosed herein or elsewhere pursuant to the Code of Ethics:

5. Do you own a significant position (i.e. greater than 5%) in any publicly held company’s securities? If so, please describe:

Insider Disclosure:

Please indicate below whether you or any member of your immediate family (i.e., parents,

mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company.

Name of family member Relationship

Name of Entity Affiliation or Title

Name of family member Relationship

Name of Entity Affiliation or Title

OR

I certify that no member of my immediate family is an executive officer, director or 5% or greater stockholder of a public company.

I certify that the activity(ies) mentioned above do not violate any law or regulation, will not or do not interfere with my responsibilities to One River, compete with or conflict with any interest of One River. I hereby represent that I will bring to the attention of One River any potential conflicts of interest that arise due to such activity(ies).

APPENDIX C

DISCIPLINARY QUESTIONNAIRE

Instructions: Please respond to all questions and requested information. Complete written details of all events or proceedings must be provided. An executed copy of this form must be provided to the Chief Compliance Officer.

Criminal Actions
(1) Have you ever: • been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony? • been charged with any felony?	Yes Yes	No No

(2) Based upon activities that occurred while you exercised control over it, has an organization ever:

• been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?

• been charged with any felony?

	Yes Yes	No No

(3) Have you ever:

• been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment- related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?

• been charged with any felony specified in 3(a)?

• been charged with a misdemeanor specified in 3(a)?

	Yes Yes Yes	No No No

(4) Based upon activities that occurred while you exercised control over it, has an organization ever:

• been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?

• been charged with a misdemeanor specified in 3(a)?

	Yes Yes	No No

Regulatory Disciplinary Actions

(5) Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

• found you to have made a false statement or omission?

• found you to have been involved in a violation of its regulations or statutes?

• found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

• entered an order against you in connection with investment-related activity?

• imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

Yes No Yes No Yes No Yes No Yes No

(6) Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

• found you to have made a false statement or omission or been dishonest, unfair or unethical?

• found you to have been involved in a violation of investment-related regulation(s) or statute(s)?

• found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

• entered an order against you in connection with an investment-related activity?

• denied, suspended or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?

Yes No Yes No Yes No Yes No Yes No

(7) Has any self-regulatory organization or commodities exchange ever:

• found you to have made a false statement or omission?

• found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?

• found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

Yes No Yes No Yes No

•

disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?

Yes No

(8) Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?	Yes	No

(9) Have you been notified, in writing, that you are now the subject of any:

• regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?

• investigation that could result in a “yes” answer to any part of 1, 2, 3 or 4?

	Yes Yes	No No
Civil Judicial Actions

(10) Has any domestic or foreign court ever:

• enjoined you in connection with any investment-related activity?

• found that you were involved in a violation of any investment-related statute(s) or regulation(s)?

• dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

	Yes Yes Yes	No No No
(11) Are you named in any pending investment-related civil action that could result in a “yes” answer to any part of 10?	Yes	No
Customer Complaints

(12) Have you ever been named as a respondent/defendant in an investment- related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

• is still pending; or

• resulted in an arbitration award or civil judgment against you, regardless of amount; or

• was settled for an amount of $10,000 or more?

	Yes Yes Yes	No No No

(13) Have you ever been the subject of an investment-related, consumer- initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?

	Yes	No
(14) Have you ever been the subject of an investment-related, consumer- initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

•

alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;

Yes No

• alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	Yes	No
Terminations

(15) Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

• violating investment-related statutes, regulations, rules or industry standards of conduct?

• fraud or the wrongful taking of property?

• failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?

	Yes Yes Yes	No No No
Financial

(16) Please respond to the following questions:

• have you ever made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

• based upon events that occurred while you exercised control over it, has an organization ever made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

• based upon events that occurred while you exercised control over it, has a broker or dealer ever been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?

	Yes Yes Yes	No No No
(17) Has a bonding company ever denied, paid out on or revoked a bond for you?	Yes	No
(18) Do you have any unsatisfied judgments or liens against you?	Yes	No
Other Legal Actions
(19) Are you subject to a United States Postal Service false representation order entered within the last five years?	Yes	No

(20) Are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Yes No

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify One River if such information becomes inaccurate in any way.

BY:

Name of Access Person: Date:

COMPLIANCE RECEIPT:

Name:

Date: